PROSPECTUS SUPPLEMENT NO. 13	Filed Pursuant to Rule 424(b)(3)
To Prospectus dated April 17, 2014	Registration No. 333-186039

PROSPECTUS

17,793,802 Shares of Common Stock

This Prospectus Supplement supplements the Prospectus dated April 17, 2014 (the “Prospectus”), relating to the offer and sale by the selling security holders identified in the Prospectus of up to 17,793,802 shares of common stock of Ireland Inc. (the “Company”).

This Prospectus Supplement includes the Company’s Form 8-K filed with the Securities and Exchange Commission on March 4, 2015.

The information contained in the report included in this Prospectus Supplement is dated as of the period of such report. This Prospectus Supplement should be read in conjunction with the Prospectus dated April 17, 2014. This Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement updates and supersedes the information contained in the Prospectus dated April 17, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus Supplement No. 13 is Dated March 4, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2015
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 4, 2015, the Board of Directors of Ireland Inc. (the "Company") approved an offering of up to 15,000,000 Special Warrants (each a "Special Warrant") at a price of $0.20 per Special Warrant for aggregate gross proceeds of $3,000,000 (the “Special Warrant Offering”).

The Special Warrants may be converted during their term, at no additional cost to the holder, on a 1:1 basis into units (each a “Unit”) consisting of one share of common stock and one warrant exercisable for one additional share of common stock at $0.40, expiring February 28, 2020. Alternatively, if at any time during the term of the Special Warrants, the Company completes a subsequent sale of shares of its common stock, other securities convertible, exercisable or exchangeable for the Company’s common stock (“Common Stock Equivalents”), or any combination thereof, the holder may, within one month after the completion of that subsequent equity financing, and at no additional cost to the holder, convert the Special Warrants into that number of shares of common stock and Common Stock Equivalents that the holder would have been entitled to had the holder participated in that subsequent equity financing for a total subscription price equal to the total subscription price paid for the Special Warrants. If the holder has not otherwise exercised the conversion rights associated with the Special Warrants prior to expiration, then the Special Warrants will automatically be deemed to be converted into Units on a 1:1 basis immediately prior to the expiration of the Special Warrant term.

The Special Warrants extend for a term ending on the earlier of February 28, 2016 and the date that is one month after the Company completes any transaction or number of transactions involving the sale of the Company’s common stock or Common Stock Equivalents for total gross proceeds of $7,000,000 or more.

On March 4, 2015, the Company accepted subscriptions from certain accredited investors pursuant to which the Company agreed to sell, and the subscribers agreed to purchase, in the aggregate, 1,975,000 Special Warrants pursuant to the Special Warrant Offering for aggregate gross proceeds of $395,000. The Special Warrants were issued pursuant to the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 on the basis that each subscriber was an “accredited investor” as defined in Rule 501 of Regulation D.

The foregoing description of the Special Warrant Offering and related documents and transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Special Warrant Subscription Agreement attached as Exhibit 10.1 hereto, the Form of Special Warrant attached as Exhibit 4.1 hereto and the Form of Unit Warrant attached as Exhibit 4.2 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Form of Special Warrant.
4.2	Form of Unit Warrant.
10.1	Form of Special Warrant Subscription Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.

Date: March 4, 2015	By:	/s/ Douglas D.G. Birnie
Name: Douglas D.G. Birnie
Title: CEO and President

2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERSION OR EXERCISE OF THE SECURITIES REPRESENTED HEREBY IS EXPRESSLY MADE SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

IRELAND INC.
A NEVADA CORPORATION

SPECIAL WARRANT CERTIFICATE

Special Warrant Cert. No.:	{No. of Special Warrants} Special Warrants, entitling the Holder to acquire, subject to adjustment, one Unit of the Corporation for each Special Warrant represented hereby.
{Cert. No.}

CERTIFICATE NUMBER 026720-001

«IssueDate»

THIS IS TO CERTIFY THAT, for value received, {WARRANTHOLDER NAME} of {Street, City, State, Zip} (the “Holder”), is entitled, without any further payment therefor, to acquire in the manner and subject to the terms, conditions, restrictions, alternative conversion rights and adjustments set forth herein, during the Special Warrant Exercise Period, one (1) Unit for each Special Warrant represented hereby.

The Special Warrants represented hereby are part of a series of special warrants originally issued by the Corporation on the Original Issue Date.

Unless otherwise specifically defined herein, capitalized terms shall have the meaning set forth in Section 1 herein.

1.             Definitions:

For purposes of this Special Warrant Certificate, unless otherwise specifically defined herein, the following terms shall have the following meanings:

(a)	“Common Stock” means the common stock of the Corporation, par value $0.001 per share.

(a)

“Common Stock Equivalent” means any securities of the Corporation that entitles the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

(b)	“Original Issue Date” means [insert close date].

(c)

“Qualified Financing” means a transaction or any number of transactions following the Original Issue Date that involve the sale by the Corporation of (i) shares of Common Stock, or (ii) shares of Common Stock together with any Common Stock Equivalents, whereby the gross proceeds received by the Corporation from such transactions totals $7,000,000 or more, including any sales of Common Stock resulting from the exercise or conversion of any Common Stock Equivalents (including, but not limited to, Common Stock Equivalents outstanding as of the Original Issue Date). By way of example, if, following the Original Issue Date, the Corporation completes a sale of shares of Common Stock for total proceeds of $7,000,000, such sale shall be deemed to be a “Qualified Financing.” Alternatively, if, following the Original Issue Date, the Corporation completes a sale of shares of Common Stock for gross proceeds of $5,000,000 (Transaction A), and subsequently Common Stock Equivalents are exercised, resulting in gross proceeds to the Corporation of $4,000,000 (Transaction B), Transaction A and Transaction B shall, together, be deemed to be a Qualified Financing, notwithstanding that the total gross proceeds of such transaction exceeds $7,000,000 and regardless of whether Transaction A and Transaction B are completed at the same price per share. For purposes hereof, where a Qualified Financing consists of more than one transaction, the closing date of the Qualified Financing shall be deemed to be the closing date of the latest transaction forming part of the Qualified Financing.

IRELAND INC.	2
Special Warrant Certificate

(d)	“Special Warrants” means the series of Special Warrants issued by the Corporation on the Original Issue date, of which the Special Warrants represented hereby form a part.

(e)	“Special Warrant Subscription Price” means $0.20 per Special Warrant.

(f)

“Special Warrant Exercise Period” means the period beginning on the Original Issue Date and ending on the earlier of (i) February 28, 2016; (ii) the date that is the one (1) month anniversary of the closing date of a Qualified Financing, if any; and (iii) the date that the conversion rights set out in Section 2 or Section 3 are exercised.

(g)	“Subscription Agreement” means the subscription agreement for the Special Warrants represented hereby between the Corporation and original subscriber of such Special Warrants.

(h)

“Subsequent Equity Financing” means any sale by the Corporation of shares of Common Stock, Common Stock Equivalents or any combination of shares of Common Stock and Common Stock Equivalents, made after the Original Issue Date, but shall not include any sale or other issuance of:

(i)

shares of Common Stock or Common Stock Equivalents to employees, officers, consultants or directors of the Corporation pursuant to any stock option plan or stock incentive plan of the Corporation in effect on the Original Issue Date on the terms in effect on the Original Issue Date;

(ii)	any securities of the Corporation upon the exercise, exchange or conversion of the Special Warrants represented hereby;

(iii)

any securities of the Corporation upon the exercise, exchange or conversion of any Common Stock Equivalent granted or issued on or prior to the Original Issue Date (provided that such Common Stock Equivalent has not been modified or amended since the Original Issue Date to increase the number of securities issuable on exercise, exchange or conversion thereof or to decrease the exercise, exchange or conversion price thereof);

(iv)	securities issued in connection with any event set out in Section 8 hereof.

(i)	“Unit” means one (1) unit consisting of one (1) Unit Share and one (1) Unit Warrant.

(j)	“Unit Share” means one (1) share of Common Stock comprising a portion of a Unit.

IRELAND INC.	3
Special Warrant Certificate

(k)

“Unit Warrant” means one (1) share purchase warrant entitling the holder thereof to purchase one (1) Unit Warrant Share at the Unit Warrant Exercise Price for the Unit Warrant Term, and substantially in the form, and subject to the terms and conditions, attached as Schedule “C” to the Subscription Agreement.

(l)	“Unit Warrant Exercise Price” means $0.40 per share.

(m)	“Unit Warrant Share” means one (1) share of Common Stock issuable upon exercise of the Unit Warrants.

(n)	“Unit Warrant Term” means the period beginning on the Original Issue Date and ending at 5:00PM Pacific Time on February 28, 2020.

2.             Conversion of Special Warrants.

At any time during the Special Warrant Exercise Period, all, but not less than all, of the Special Warrants represented hereby may be converted into Units on the basis of one (1) Unit for every one (1) Special Warrant represented hereby. To exercise the conversion rights set forth in this Section 2, the Holder shall surrender to the Corporation this Special Warrant Certificate with the annexed Notice of Conversion Form duly completed and executed, and, upon receipt thereof, the Holder shall be entitled to receive a certificate for the Unit Shares and the Unit Warrants so issuable upon conversion.

3.             Alternate Conversion Right.

(a)

Subject to the provisions of this Section 3, if, at any time during the Special Warrant Exercise Period, the Corporation shall complete a Subsequent Equity Financing, the Holder shall have the right, but not the obligation to, convert all, but not less than all, of the Special Warrants represented hereby into that number of shares of Common Stock and Common Stock Equivalents that the Holder would have been entitled to had the Holder subscribed or otherwise participated in such Subsequent Equity Financing at an aggregate subscription price equal to the product of the total number of Special Warrants represented hereby times the Special Warrant Subscription Price.

(b)

In order to exercise the alternate conversion rights provided by this Section 3 with respect to a particular Subsequent Equity Financing, the Holder shall be required surrender to the Corporation this Special Warrant Certificate with the annexed Notice of Conversion Form duly completed and executed, on or before 5:00PM Pacific Time on the 1 month anniversary of the closing date of such Subsequent Equity Financing. Failure to deliver such documents to the Corporation by the date and time set forth in this Section 3(b) shall result in the alternate conversion rights set forth in this Section 3 ceasing to be available with respect to such Subsequent Financing.

(c)

The Holder expressly agrees that any Common Stock and Common Stock Equivalents received as a result of exercising the alternate conversion rights provided by this Section 3 shall be subject to substantially the same terms and conditions as if the Holder had directly subscribed for or otherwise directly participated in such Subsequent Equity Financing, including any restrictions, covenants, conditions, qualifications, adjustments, agreements or other provisions set out in the transaction documents to such Subsequent Equity Financing (including the terms and conditions of any Common Stock Equivalents issued as a part thereof), and the Holder agrees to execute such additional documents or agreements as may reasonably be required to evidence its agreement thereto. Notwithstanding the generality of the forgoing, any restrictions on transfer or resale required under applicable securities laws as set out in the transaction documents to such Subsequent Equity Financing (including the calculation of any hold periods required under applicable securities laws) shall be determined as such laws apply to the Holder.

IRELAND INC.	4
Special Warrant Certificate

4.             Automatic Conversion Upon Expiration of Special Warrant Exercise Period.

If the Holder has not, previously exercised the conversion rights set forth in Section 2 or Section 3 hereof, then immediately prior to the expiration of the Special Warrant Exercise Period, the Special Warrants represented hereby shall automatically be deemed to be converted into Units on the basis of one (1) Unit for every one (1) Special Warrant represented hereby, without any further act of or consideration from the Holder, and thereafter this Special Warrant Certificate and each of the Special Warrants represented hereby will expire and become null and void. For greater certainty, the Holder shall not be required to surrender this Special Warrant Certificate or provide a Notice of Conversion form for the automatic conversion provisions of this Section 4 to apply. The Corporation will, as soon as practicable after an automatic conversion set forth in this Section 4, cause to be delivered to the Holder, at the address of the Holder set forth above, certificates representing the Unit Shares and Unit Warrants to which the Holder is entitled upon such automatic conversion.

5.             Reservation of Shares.

The Corporation hereby agrees that, at all times during the Special Warrant Exercise Period, there shall be reserved for issuance a sufficient number of shares of Common Stock to enable the Corporation to satisfy its obligations to issue Unit Shares upon a conversion of the Special Warrants represented hereby for Units, and to issue Unit Warrant Shares upon an exercise of Unit Warrants issuable upon such a conversion of the Special Warrants for Units.

6.             Mutilation or Loss of Special Warrant Certificate

Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Special Warrant Certificate, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Special Warrant Certificate, the Corporation will execute and deliver a new Special Warrant Certificate of like tenor and date and any such lost, stolen, destroyed or mutilated Special Warrant Certificate shall thereupon become void.

7.             No Rights as Shareholder

The Holder shall not, by virtue hereof or the Special Warrants represented hereby, be entitled to any rights as a stockholder in the Corporation, including, without limitation, the right to vote at, or receive notice or attend, meetings of the stockholders of the Corporation or to receive dividends or other distributions, either at law or equity, and the rights of the Holder are limited to those expressed in this Special Warrant Certificate and are not enforceable against the Corporation except to the extent set forth herein.

8.             Adjustment for Stock Dividends, Stock Splits, Reclassifications, Mergers, Etc.

The number of Units to which the Holder is entitled upon the conversion of the Special Warrants represented hereby shall be subject to adjustment in the events and in the manner following:

(a)

If and whenever the shares of Common Stock at any time outstanding shall be subdivided into a greater, or consolidated into a lesser, number of shares, the number of Units to which the Holder is entitled upon a conversion of the Special Warrants represented hereby for Units shall be decreased or increased proportionately as the case may be.

(b)

In case of any capital reorganization or of any reclassification of the capital of the Corporation or in case of the consolidation, merger or amalgamation of the Corporation with or into any other company, the Special Warrants represented hereby shall, after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, confer the right to receive:

IRELAND INC.	5
Special Warrant Certificate

(i)

the number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder would have been entitled had such Holder exercised its right to convert the Special Warrants represented hereby for Units immediately prior to such capital reorganization, reclassification of capital, consolidation, merger or amalgamation; and

(ii)

the number of share purchase warrants or other securities or rights conferring the Holder the right to purchase from the Corporation that number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, that the Holder would have been entitled to purchase had such Holder exercised its right to convert the Special Warrants represented hereby for Units immediately prior to such capital reorganization, reclassification of capital, consolidation, merger or amalgamation.

For greater clarity, it is the intention of the Holder and the Corporation that, on such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of the Special Warrants represented hereby so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the conversion of the Special Warrants represented hereby.

(c)

In the event of any dispute as to the adjustments to be made as a result of the provisions of this Section 8, a determination of the board of directors of the Corporation, acting reasonably and in good faith, as to the appropriate adjustments to be made with respect thereto shall be deemed final and binding on the Corporation and the Holder.

(d)	The adjustments provided for in this Section 8 are cumulative.

9.	Securities Matters.

(a)

The Special Warrants represented hereby and the Units or other securities issuable upon the conversion of such Special Warrants have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and have been issued to the Holder for investment purposes and not with a view to the distribution of such Special Warrants, Units or other securities. Each certificate for the Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby shall contain a legend on the face thereof, in form and substance satisfactory to legal counsel for the Corporation, setting forth the restrictions on transfer contained in this Section or such other legends as the Corporation’s legal counsel may deem advisable for the purposes of complying with applicable law. The Holder understands that the Special Warrants represented hereby and the Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby constitute “restricted securities” under the Securities Act and acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resale of such securities. By acceptance of this certificate, the Holder acknowledges and agrees that:

(i)

The Holder is acquiring such securities for its own account for investment, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(ii)

The Holder does not intend any sale of such securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non- occurrence of any predetermined event or circumstance;

IRELAND INC.	6
Special Warrant Certificate

(iii)	The Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of such securities;

(iv)	The Holder is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of such securities;

(v)	Such securities were offered to the Holder in direct communication between the Holder and the Corporation and not through any advertisement of any kind; and

(vi)	The Holder has the financial means to bear the economic risk of the investment which it hereby agrees to make.

(b)

All certificates representing Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(c)

The Holder will comply with all other applicable securities legislation in addition to the Securities Act to which the Holder is subject in selling or transferring any Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby and the Corporation may refuse to register any sale or transfer not in compliance with such other securities legislation.

(d)

Notwithstanding any other provision of this Special Warrant Certificate, the conversion rights set out herein, and the rights of the Holder to any Units, Unit Shares, Unit Warrants, Unit Warrant Shares or other securities are expressly made subject to compliance with all applicable securities laws. No securities will be issued pursuant to the provisions hereof or any Special Warrant represented hereby if the issuance of such securities would constitute a violation of applicable securities laws.

10.          Special Warrants to Rank Pari Pasu.

The Special Warrants represented hereby shall rank pari passu with all other Special Warrants of the same series issued by the Corporation on the Original Issue Date.

11.          Amendments to Special Warrants.

Any term or condition of the Special Warrants represented hereby may be amended or waived by written consent or agreement executed by the Corporation and the registered holders of more than 50% of the then outstanding Special Warrants.

IRELAND INC.	7
Special Warrant Certificate

12.          Payment of Taxes.

The Corporation shall not be required to pay any tax or other charge imposed in connection with the conversion of the Special Warrants represented hereby or a permissible transfer involved in the issuance of any certificate for any securities issuable upon conversion of the Special Warrants represented hereby in the name other than that of the Holder, and in any such case, the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Corporation’s satisfaction that no such tax or other charge is due.

13.          Notices

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) by personal delivery or telecopy, or (ii) one business day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

CORPORATION:	IRELAND INC.
Attention: Douglas D.G. Birnie,
Chief Executive Officer, President & Secretary
2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV 89052

Tel: (702) 932-0353

with a copy to:	NORTHWEST LAW GROUP
Attention: Christian I. Cu
#704, 595 Howe Street
P.O. Box 35
Vancouver, BC V6C 2T5

Fax: (604) 687-6650

HOLDER:	At the address set forth above.

14.          Governing Law

The provisions of this Special Warrant Certificate and the Special Warrants represented hereby shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be made and performed entirely within the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered by its duly authorized officer.

IRELAND INC.
by its authorized signatory:

Douglas D.G. Birnie
Chief Executive Officer, President and Secretary

NOTICE OF CONVERSION FORM

TO:	IRELAND INC.
A Nevada corporation (the “Corporation”)

Dear Sirs:

The undersigned (the “Subscriber”) hereby exercises the right to convert those Special Warrants represented by Special Warrant Certificate No. _________________________ (the “Special Warrant Certificate”), which Special Warrant Certificate is surrendered herewith, according to the terms and conditions set out in such Special Warrant Certificate:

(check one and only one of the following)

1.	[ ]

Pursuant to the provisions of Section 2 of the Special Warrant Certificate, entitling the Subscriber to receive one (1) Unit for every one (1) Special Warrant represented by the Special Warrant Certificate; or

2.	[ ]

Pursuant to the provisions of Section 3 of the Special Warrant Certificate, entitling the Subscriber to receive that number of shares of Common Stock and Common Stock Equivalents that the Holder would have been entitled to had the Subscriber participated in the following Subsequent Equity Financing at an aggregate subscription price equal to the product of the total number of Special Warrants represented by the Special Warrant Certificate times $0.20. (Note: Conversion rights under Section 3 are available only if exercised within one (1) month after such Subsequent Equity Financing has closed.)

Description of Subsequent Equity Financing:

Certificates for the securities to be issued to the Subscriber are to be issued as follows:

NAME:
(Please Print)

ADDRESS:

The Subscriber represents and warrants to the Corporation that:

(a)	The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 (the “Securities Act”)

(b)	The Subscriber has not offered or sold any of the securities issuable upon conversion of the Special Warrants within the meaning of the Securities Act;

(c)

The Subscriber is acquiring the securities issuable upon conversion of the Special Warrants for its own account for investment purposes, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(d)

The Subscriber does not intend any sale of securities issuable upon conversion of the Special Warrants either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(e)

The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the securities issuable upon conversion of the Special Warrants;

(f)	The Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the securities issuable upon conversion of the Special Warrants;

(g)

The securities issuable upon conversion of the Special Warrants were offered to the Subscriber in direct communication between the Subscriber and the Corporation and not through any advertisement of any kind;

(h)	The Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(i)	This subscription form will also confirm the Subscriber’s agreement as follows:

(i)

the securities issuable upon conversion of the Special Warrants have not been registered under the Securities Act or applicable state “Blue Sky” laws and, therefore, such securities may not be resold, transferred or hypothecated except pursuant to an effective registration statement under the Securities Act and any applicable state “Blue Sky” laws, or an opinion of counsel satisfactory to the Corporation to the effect that such registration is not necessary. The Corporation will refuse to register any sale or transfer of the securities issuable upon conversion of the Special Warrants not made in compliance with the Securities Act or any other applicable securities laws.

(ii)

Only the Corporation can take action to register the securities issuable upon conversion of the Special Warrants under the Securities Act or applicable state securities law or to comply with the requirements for an exemption under the Securities Act or applicable state securities law.

(iii)

The certificates representing securities issuable upon conversion of the Special Warrants will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the lawyers for the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Please deliver a special warrant certificate in respect of the securities referred to in the special warrant certificate surrendered herewith but not presently subscribed for, to the Subscriber.

DATED this ___________day of _______________________, _______.

Signature of Subscriber:

Name of Subscriber:

Address of Subscriber:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT MAY ONLY BE EXERCISED BY A PERSON WHO QUALIFIES AS AN “ACCREDITED INVESTOR” PURSUANT TO RULE 501 OF REGULATION D OF THE SECURITIES ACT.

IRELAND INC.
A NEVADA CORPORATION

COMMON STOCK PURCHASE
WARRANT CERTIFICATE NUMBER {NUMBER}

«IssueDate»

1.             Issuance

THIS IS TO CERTIFY THAT, for value received, {WARRANTHOLDER NAME} of {Street, City, State, Zip} (the “Holder”), shall have the right to purchase from IRELAND INC., a Nevada corporation (the “Corporation”), {No. of Units} (No. of Units) fully paid and non-assessable shares of the Corporation’s common stock (the “Common Stock”), subject to further adjustment as set forth in Section 6 hereof, at any time until 5:00 P.M., Pacific time, on the 28th day of February, 2020 (the “Expiration Date”) at an exercise price of $0.40 per share (the "Exercise Price"). For purposes hereof, “Warrant Shares” means the number of shares of Common Stock purchasable hereunder from time to time and at any time.

2.             Exercise of Warrants

This Warrant is exercisable in whole or in partial allotments of no less than 1,000 shares at the Exercise Price per share payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the Warrant Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of any fractional share, the Corporation shall round up or down the fractional amount to the nearest whole number.

3.             Reservation of Shares

The Corporation hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance upon exercise of this Warrant.

4.             Mutilation or Loss of Warrant

Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

IRELAND INC.	2
Common Stock Purchase
Warrant Certificate

5.             Rights of the Holder

The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Corporation, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Corporation except to the extent set forth herein.

6.             Adjustment for Stock Dividends, Stock Splits, Reclassifications, Mergers, Etc.

The Exercise Price and the number of shares which can be purchased by the Holder upon the exercise of this Warrant shall be subject to adjustment in the events and in the manner following:

(1)

If and whenever the shares at any time outstanding shall be, subdivided into a greater or consolidated into a lesser, number of shares, the Exercise Price shall be decreased or increased proportionately as the case may be; and upon any such subdivision or consolidation, the number of shares which can be purchased upon the exercise of this warrant certificate shall be increased or decreased proportionately as the case may be.

(2)

In case of any capital reorganization or of any reclassification of the capital of the Corporation or in case of the consolidation, merger or amalgamation of the Corporation with or into any other company, this Warrant shall after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation confer the right to purchase the number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of this Warrant would have been entitled. On such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of this Warrant so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of this Warrant.

(3)

The rights of the Holder evidenced hereby are to purchase shares prior to or on the date set out on the face of this Warrant. If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Corporation by way of consolidation, merger, subdivision, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of shares which may be purchased pursuant hereto or the price at which such shares may be purchased so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Corporation shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

(4)	The adjustments provided for herein in the subscription rights represented by this Warrant are cumulative.

7.             Securities Matters

This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and have been issued to the Holder for investment purposes and not with a view to the distribution of either the Warrant or the Warrant Shares. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Corporation, setting forth the restrictions on transfer contained in this Section. The Holder understands that this Warrant and the Warrant Shares constitute “restricted securities” under federal securities laws and acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resale of this

IRELAND INC.	3
Common Stock Purchase
Warrant Certificate

Warrant and/or the Warrant Shares. By acceptance of this certificate, the Holder acknowledges and agrees that:

(1)

The Holder is acquiring this Warrant and the Warrant Shares for its own account for investment, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(2)

The Holder does not intend any sale of this Warrant or the Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non- occurrence of any predetermined event or circumstance;

(3)

The Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of this Warrant or the Warrant Shares;

(4)	The Holder is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of this Warrant or the Warrant Shares;

(5)	This Warrant and the Warrant Shares were offered to the Holder in direct communication between the Holder and the Corporation and not through any advertisement of any kind; and

(6)	The Holder has the financial means to bear the economic risk of the investment which it hereby agrees to make.

All certificates representing the Warrant Shares will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

In addition, the Holder will comply with all other applicable securities legislation in addition to the Securities Act to which the Holder is subject in selling or transferring any Warrants or Warrant Shares and the Corporation may refuse to register any sale or transfer not in compliance with such other securities legislation.

THIS WARRANT MAY ONLY BE EXERCISED BY A PERSON WHO QUALIFIES AS AN “ACCREDITED INVESTOR” PURSUANT TO RULE 501 OF REGULATION D OF THE SECURITIES ACT.

9.             Payment of Taxes

The Corporation shall not be required to pay any tax or other charge imposed in connection with the exercise of this Warrant or a permissible transfer involved in the issuance of any certificate for shares issuable under this Warrant in the name other than that of the Holder, and in any such case, the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Corporation’s satisfaction that no such tax or other charge is due.

IRELAND INC.	4
Common Stock Purchase
Warrant Certificate

10.          Notices

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) by personal delivery or telecopy, or (ii) one business day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

CORPORATION:	IRELAND INC.
Attention: Douglas D.G. Birnie,
Chief Executive Officer, President & Secretary
2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV 89052

Tel: (702) 932-0353

with a copy to:	NORTHWEST LAW GROUP
Attention: Christian I. Cu
#704, 595 Howe Street
P.O. Box 35
Vancouver, BC V6C 2T5

Fax: (604) 687-6650

HOLDER:	At the address set forth above.

11.          Governing Law

This Warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be made and performed entirely within the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered by its duly authorized officer.

IRELAND INC.
by its authorized signatory:

Douglas D.G. Birnie
Chief Executive Officer, President and Secretary

NOTICE OF EXERCISE FORM

TO:	IRELAND INC.
A Nevada corporation (the “Corporation”)

Dear Sirs:

The undersigned (the “Subscriber”) hereby exercises the right to purchase and hereby subscribes for

_________________________________________
(Insert No. of Shares)

shares (the “Warrant Shares”) of the common stock, par value $0.001 per share (the “Common Stock”) of IRELAND INC. referred to in the Common Stock Purchase Warrant Certificate «Warrant_Cert_No» surrendered herewith according to the terms and conditions thereof and herewith makes payment by cash, certified check or bank draft of the purchase price in full for the Warrant Shares in accordance with the Warrant.

Please issue a certificate for the shares being purchased as follows in the name of the Subscriber:

NAME:
(Please Print)

ADDRESS:

The Subscriber represents and warrants to the Corporation that:

(a)	The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 (the “Securities Act”)

(b)	The Subscriber has not offered or sold the Warrant Shares within the meaning of the Securities Act;

(c)

The Subscriber is acquiring the Warrant Shares for its own account for investment purposes, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(d)

The Subscriber does not intend any sale of the Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(e)

The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Warrant Shares;

(f)	The Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Warrant Shares;

(g)	The Warrant Shares were offered to the Subscriber in direct communication between the Subscriber and the Corporation and not through any advertisement of any kind;

(h)	The Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(i)	This subscription form will also confirm the Subscriber’s agreement as follows:

(i)

the Warrant Shares have not been registered under the Securities Act or applicable state “Blue Sky” laws and, therefore, the Warrant Shares may not be resold, transferred or hypothecated except pursuant to an effective registration statement under the Securities Act and any applicable state “Blue Sky” laws, or an opinion of counsel satisfactory to the Corporation to the effect that such registration is not necessary. The Corporation will refuse to register any sale or transfer of the Warrant Shares not made in compliance with the Securities Act or any other applicable securities laws.

(ii)

Only the Corporation can take action to register the Warrant Shares under the Securities Act or applicable state securities law or to comply with the requirements for an exemption under the Securities Act or applicable state securities law.

(iii)

The certificates representing the Warrant Shares will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the lawyers for the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the Subscriber.

DATED this _________day of _________________________________, _______.

Signature of Subscriber:

Name of Subscriber:

Address of Subscriber:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

SUBSCRIPTION AGREEMENT

U.S. ACCREDITED INVESTORS ONLY

THIS AGREEMENT is made effective as of the ______ day of _____________________, 2015.

BETWEEN:

THE SUBSCRIBER LISTED ON THE EXECUTION PAGE TO THIS AGREEMENT

(hereinafter called the "Subscriber")

OF THE FIRST PART

AND:

IRELAND INC., a Nevada corporation, having its corporate office at 2360 West Horizon Ridge Parkway, Suite 100, Henderson, NV 89052

(hereinafter called the “Company")

OF THE SECOND PART

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                      DEFINITIONS AND INTERPRETATION

1.1.                   The following terms will have the following meanings for all purposes of this Agreement:

(a)	“Agreement” means this Subscription Agreement, and all schedules and amendments to the Subscription Agreement;

(b)	“Board” means the Company’s board of directors;

(c)	“Common Stock” means the common stock of the Company, par value $0.001 per share;

(d)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(e)	“Offering” means the offering of the Securities by the Company;

(f)	“Purchase Price” means the purchase price payable by the Subscriber to the Company in consideration for the purchase and sale of the Special Warrants in accordance with Section 2.1 of this Agreement;

(g)	“SEC” means the United States Securities and Exchange Commission;

(h)	“Securities Act” means the United States Securities Act of 1933, as amended;

(i)

“Securities” means, collectively, the Special Warrants, Units, Unit Shares, Unit Warrants, Unit Warrant Shares and any other securities of the Company issuable pursuant to this Agreement or upon conversion of the Special Warrants;

(j)

“Special Warrant” means a special warrant in the form, and subject to the terms and conditions, attached as Schedule “B” to this Agreement, entitling the holder thereof to receive, upon conversion in accordance with the terms thereof, one (1) Unit for every one (1) Special Warrant, or such other securities as may be set out in the terms and conditions of the Special Warrants;

(k)	“Subscriber” means the Subscriber executing the signature page to this Agreement;

(l)	“Unit” means one (1) unit, issuable on conversion of a Special Warrant, consisting of one (1) Unit Share and one (1) Unit Warrant;

(m)	“Unit Share” means one (1) share of Common Stock issuable on conversion of a Special Warrant and comprising a portion of a Unit;

(n)

“Unit Warrant” means one (1) share purchase warrant entitling the holder thereof to purchase one (1) Unit Warrant Share at the Unit Warrant Exercise Price for the Unit Warrant Term, issuable on conversion of a Special Warrant and comprising a portion of a Unit, and substantially in the form, and subject to the terms and conditions, attached as Schedule “C” to this Agreement;

(o)	“Unit Warrant Exercise Price” means $0.40 per share;

(p)	“Unit Warrant Share” means one (1) share of Common Stock issuable upon exercise of the Unit Warrants; and

(q)	“Unit Warrant Term” means the period beginning on the Original Issue Date and ending at 5:00PM Pacific Time on February 28, 2020.

1.2.                   All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2.                      PURCHASE AND SALE OF SPECIAL WARRANTS

2.1.                   Subject to the terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Special Warrants as is set forth upon the signature page hereof at a price equal to $0.20 per Special Warrant (the “Purchase Price”). Upon execution, the subscription by the Subscriber will be irrevocable.

2.2.                   The Subscriber will complete the purchase of the Special Warrants by delivering to the Company, concurrently with the execution and delivery of this Agreement, payment of the Purchase Price by check, bank draft or cashier’s check payable to the Company or such other form of payment as may be acceptable to the Company, in its sole discretion.

2.3.                   Upon execution by the Company, the Company agrees to sell such Special Warrants to the Subscriber for the Purchase Price subject to the Company's right, exercisable at the Company’s sole discretion, to sell to the Subscriber such lesser number of Special Warrants as the Company may deem necessary or desirable.

2.4.                   Any acceptance by the Company of the Subscription is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. The Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms that the lawyers for the Company may deem necessary to ensure compliance with all applicable securities laws and any other applicable laws.

2.5.                   Pending acceptance of this subscription by the Company, all funds paid by the Subscriber shall be deposited by the Company and immediately available to the Company for its corporate purposes. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company. The Subscriber acknowledges and agrees that if the funds are advanced to the Company's legal counsel, such funds will be held in trust by the Company’s legal counsel for the sole benefit of the Company and that the Company’s legal counsel shall be entitled to release such funds to the Company on confirmation by the Company that it will accept the subscription and without any further authorization or instructions from the Subscriber.

2.6.                   The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Agreement to the Subscriber’s address indicated on the signature page of this Agreement.

3.                      RESTRICTED SECURITY AGREEMENTS OF THE SUBSCRIBER

3.1.                   The Subscriber represents and warrants to the Company that the Subscriber has read the definition of an “accredited investor” provided in Rule 501 of Regulation D of the Securities Act, a copy of which is attached to this Agreement as Schedule A, and that the Subscriber qualifies as an "accredited investor" as so defined.

3.2.                   The Subscriber acknowledges that the Securities are and will be “restricted securities” within the meaning of the Securities Act and will be issued to the Subscriber in accordance with an exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D of the Securities Act based on the representations and warranties of the Subscriber in this Agreement.

3.3.                   The Subscriber agrees not to reoffer, resell, transfer or otherwise dispose of the Securities unless such reoffer, resale, transfer or disposition is made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration statement requirements of the Securities Act and any applicable state securities laws. The Subscriber further agrees that the Corporation may refuse to register any resale or transfer of the Securities not made pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and any applicable state securities laws.

3.4.                   The Subscriber acknowledges and agrees that all certificates representing Securities will be endorsed with a restrictive legend substantially similar to the following in accordance with Regulation D of the Securities Act or such similar or other legends as deemed advisable by the lawyers for the Company to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

4.                      REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber covenants, represents and warrants to the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the sale of the Securities to such Subscriber:

4.1.                   The Subscriber acknowledges that an investment in the Company is highly speculative, and involves a high degree of risk as the Company is in the early stages of developing its business, and may require substantial funds in addition to the proceeds of this private placement, and that only subscribers who can afford the loss of their entire investment should consider investing in the Company. The Subscriber is an investor in securities of businesses in the development stage and acknowledges that the Subscriber is able to fend for himself/herself/itself, can bear the economic risk of the Subscriber's investment, and has such knowledge and experience in financial or business matters such that the Subscriber is capable of evaluating the merits and risks of an investment in the Company’s securities as contemplated in this Agreement.

4.2.                   If the Subscriber is not an individual, it was not organized for the purpose of acquiring the Securities.

4.3.                   The Subscriber has had full opportunity to review the Company’s periodic filings with the SEC pursuant to the Exchange Act, including, but not limited to, the Company’s annual reports, quarterly reports, current reports and additional information regarding the business and financial condition of the Company. The Subscriber has had full opportunity to ask questions and receive answers from the Company regarding this information, and to review and discuss this information with the Subscriber's legal and financial advisors. The Subscriber believes he/she/it has received all the information he/she/it considers necessary or appropriate for deciding whether to purchase the Securities and that the Subscriber has had full opportunity to discuss this information with the Subscriber’s legal and financial advisors prior to executing this Agreement.

4.4.                   The Subscriber acknowledges that the offering of the Units by the Company has not been reviewed by the SEC and that the Securities are being and will be, issued by the Company pursuant to an exemption from registration under the Securities Act.

4.5.                   The Subscriber understands that the Securities will be characterized as "restricted securities" under the Securities Act as they are being acquired from the Company in a transaction not involving a public offering and that, under the Securities Act and the regulations promulgated thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Subscriber represents that the Subscriber is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.6.                   The Securities are being and will be acquired by the Subscriber for investment for the Subscriber's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

4.7.                   The Subscriber is not aware of any advertisement or general solicitation regarding the offer or sale of the Company’s securities.

4.8.                   This Agreement has been duly authorized, validly executed and delivered by the Subscriber.

4.9.                   The Subscriber has satisfied himself/herself/itself as to the full observance of the laws of the Subscriber's jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within the Subscriber's jurisdiction for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Securities; and (v) any restrictions on transfer applicable to any disposition of the Securities imposed by the jurisdiction in which the Subscriber is resident.

4.10.                If the Subscriber is a financial institution (including, without limitation, broker-dealers and investment companies such as United States and offshore unregistered hedge funds, funds of funds, commodity pools, private equity funds and venture capital funds):

(a)                   The Subscriber seeks to comply with all applicable laws concerning money laundering and related activities, including without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”);

(b)                   In furtherance of such efforts, to the best of its knowledge based on appropriate diligence and investigation, none of the funds used by the Subscriber to purchase the Securities has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States or in any other applicable jurisdiction, and

(c)                   The Subscriber will promptly notify the Company if the Subscriber discovers that any of the representations in this Section 4.10 ceases to be true, and to provide the Company with appropriate information in connection therewith.

5.                      REPRESENTATIONS BY THE COMPANY

5.1.                   The Company represents and warrants to the Subscriber that:

(a)

The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(b)

The Unit Shares and the Unit Warrant Shares, when issued in accordance with the terms and conditions of this Agreement, the Special Warrants and the Unit Warrants, will be duly and validly issued, fully paid and non-assessable shares of Common Stock in the capital of the Company.

6.                      MISCELLANEOUS

6.1.                   Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its corporate office at 2360 West Horizon Ridge Parkway, Suite 100, Henderson, NV 89052, Attention: Douglas D.G. Birnie, President and CEO, and to the Subscriber at his/her/its address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2.                   The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.3.                   The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Agreement and as of the date of this Agreement will survive the completion of the issuance of the Securities. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Company in determining the eligibility of a purchaser of the Company’s securities and the Subscriber agrees to indemnify the Company and its respective trustees, affiliates, shareholders, directors, officers, partners, employees, advisors and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Company at 2360 West Horizon Ridge Parkway, Suite 100, Henderson, NV 89052 of any change in any statement or other information relating to the Subscriber set forth herein.

6.4.                   The obligations of the parties hereunder are subject to receipt of all applicable regulatory approvals.

6.5.                   The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Securities to the Subscriber shall be borne by the Subscriber.

6.6.                   Time shall be of the essence hereof.

6.7.                   This Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

6.8.                   The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Subscriber and the Company and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Agreement shall not be assignable by any party without prior written consent of the other parties.

6.9.                   The Subscriber, on the Subscriber's own behalf and, if applicable, on behalf of others for whom the Subscriber is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on the Subscriber's own behalf and, if applicable, on behalf of others for whom the Subscriber is contracting hereunder.

6.10.                Neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

6.11.                The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

6.12.                The headings used in this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

6.13.                Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.14.                This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.

NUMBER OF SPECIAL WARRANTS SUBSCRIBED FOR:	Special Warrants

INDIVIDUAL SUBSCRIBER:

Signature of Subscriber:

Name of Subscriber:

Address of Subscriber:

Subscriber's Social Security Number:

CORPORATE SUBSCRIBER:

Signature of Authorized Signatory:

Name of Subscriber:

Name and Title of Authorized Signatory:

Address of Subscriber:

Subscriber's Jurisdiction of Incorporation:

Subscriber's Federal Taxpayer ID Number:

ACCEPTED BY:

IRELAND INC.

Signature Of Authorized Signatory:

Name of Authorized Signatory:

Position of Authorized Signatory:

Date of Acceptance:

SCHEDULE A

Definition of Accredited Investor

Each Subscriber must qualify as an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act. Rule 501 of Regulation D of the Securities Act defines an “accredited investor” as any person falling within one or more of the following categories:

1.	a bank as defined in Section 3(a)(2) of the Securities Act, whether acting in its individual or fiduciary capacity; or

2.	a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or

3.	a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

4.	an insurance company as defined in Section 2(13) of the Securities Act; or

5.	an investment company registered under the Investment Company Act of 1940; or

6.	a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

7.	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

8.

an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” as defined in Rule 501(a) under the Securities Act; or

9.	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

10.

an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the securities being offered, with total assets in excess of $5,000,000; or

11.

a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or

12.	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer; or

13.

a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase and excluding the value of his or her primary residence, exceeds $1,000,000 (for the purposes of this calculation, (i) if the total indebtedness secured by the person’s primary residence exceeds the fair market value of the residence, the amount of such excess must be considered a liability and deducted from the person’s net worth, and (ii) if the total indebtedness secured by the primary residence at the time of purchase exceeds the total of such indebtedness 60 days prior, the amount of such excess must be deducted from net worth unless the increase was a result of acquiring the primary residence during those 60 days); or

14.

a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

15.

a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities being offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

16.	an entity in which all of the equity owners meet one or more of the categories set forth above.

SCHEDULE B

Form of Special Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERSION OR EXERCISE OF THE SECURITIES REPRESENTED HEREBY IS EXPRESSLY MADE SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

IRELAND INC.
A NEVADA CORPORATION

SPECIAL WARRANT CERTIFICATE

Special Warrant Cert. No.:	{No. of Special Warrants} Special Warrants, entitling the Holder to acquire, subject to adjustment, one Unit of the Corporation for each Special Warrant represented hereby.
{Cert. No.}

CERTIFICATE NUMBER 026720-001

«IssueDate»

THIS IS TO CERTIFY THAT, for value received, {WARRANTHOLDER NAME} of {Street, City, State, Zip} (the “Holder”), is entitled, without any further payment therefor, to acquire in the manner and subject to the terms, conditions, restrictions, alternative conversion rights and adjustments set forth herein, during the Special Warrant Exercise Period, one (1) Unit for each Special Warrant represented hereby.

The Special Warrants represented hereby are part of a series of special warrants originally issued by the Corporation on the Original Issue Date.

Unless otherwise specifically defined herein, capitalized terms shall have the meaning set forth in Section 1 herein.

1.             Definitions:

For purposes of this Special Warrant Certificate, unless otherwise specifically defined herein, the following terms shall have the following meanings:

(a)	“Common Stock” means the common stock of the Corporation, par value $0.001 per share.

(a)

“Common Stock Equivalent” means any securities of the Corporation that entitles the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

(b)	“Original Issue Date” means [insert close date].

(c)

“Qualified Financing” means a transaction or any number of transactions following the Original Issue Date that involve the sale by the Corporation of (i) shares of Common Stock, or (ii) shares of Common Stock together with any Common Stock Equivalents, whereby the gross proceeds received by the Corporation from such transactions totals $7,000,000 or more, including any sales of Common Stock resulting from the exercise or conversion of any Common Stock Equivalents (including, but not limited to, Common Stock Equivalents outstanding as of the Original Issue Date). By way of example, if, following the Original Issue Date, the Corporation completes a sale of shares of Common Stock for total proceeds of $7,000,000, such sale shall be deemed to be a “Qualified Financing.” Alternatively, if, following the Original Issue Date, the Corporation completes a sale of shares of Common Stock for gross proceeds of $5,000,000 (Transaction A), and subsequently Common Stock Equivalents are exercised, resulting in gross proceeds to the Corporation of $4,000,000 (Transaction B), Transaction A and Transaction B shall, together, be deemed to be a Qualified Financing, notwithstanding that the total gross proceeds of such transaction exceeds $7,000,000 and regardless of whether Transaction A and Transaction B are completed at the same price per share. For purposes hereof, where a Qualified Financing consists of more than one transaction, the closing date of the Qualified Financing shall be deemed to be the closing date of the latest transaction forming part of the Qualified Financing.

IRELAND INC.	2
Special Warrant Certificate

(d)	“Special Warrants” means the series of Special Warrants issued by the Corporation on the Original Issue date, of which the Special Warrants represented hereby form a part.

(e)	“Special Warrant Subscription Price” means $0.20 per Special Warrant.

(f)

“Special Warrant Exercise Period” means the period beginning on the Original Issue Date and ending on the earlier of (i) February 28, 2016; (ii) the date that is the one (1) month anniversary of the closing date of a Qualified Financing, if any; and (iii) the date that the conversion rights set out in Section 2 or Section 3 are exercised.

(g)	“Subscription Agreement” means the subscription agreement for the Special Warrants represented hereby between the Corporation and original subscriber of such Special Warrants.

(h)

“Subsequent Equity Financing” means any sale by the Corporation of shares of Common Stock, Common Stock Equivalents or any combination of shares of Common Stock and Common Stock Equivalents, made after the Original Issue Date, but shall not include any sale or other issuance of:

(i)

shares of Common Stock or Common Stock Equivalents to employees, officers, consultants or directors of the Corporation pursuant to any stock option plan or stock incentive plan of the Corporation in effect on the Original Issue Date on the terms in effect on the Original Issue Date;

(ii)	any securities of the Corporation upon the exercise, exchange or conversion of the Special Warrants represented hereby;

(iii)

any securities of the Corporation upon the exercise, exchange or conversion of any Common Stock Equivalent granted or issued on or prior to the Original Issue Date (provided that such Common Stock Equivalent has not been modified or amended since the Original Issue Date to increase the number of securities issuable on exercise, exchange or conversion thereof or to decrease the exercise, exchange or conversion price thereof);

(iv)	securities issued in connection with any event set out in Section 8 hereof.

(i)	“Unit” means one (1) unit consisting of one (1) Unit Share and one (1) Unit Warrant.

(j)	“Unit Share” means one (1) share of Common Stock comprising a portion of a Unit.

IRELAND INC.	3
Special Warrant Certificate

(k)

“Unit Warrant” means one (1) share purchase warrant entitling the holder thereof to purchase one (1) Unit Warrant Share at the Unit Warrant Exercise Price for the Unit Warrant Term, and substantially in the form, and subject to the terms and conditions, attached as Schedule “C” to the Subscription Agreement.

(l)	“Unit Warrant Exercise Price” means $0.40 per share.

(m)	“Unit Warrant Share” means one (1) share of Common Stock issuable upon exercise of the Unit Warrants.

(n)	“Unit Warrant Term” means the period beginning on the Original Issue Date and ending at 5:00PM Pacific Time on February 28, 2020.

2.             Conversion of Special Warrants.

At any time during the Special Warrant Exercise Period, all, but not less than all, of the Special Warrants represented hereby may be converted into Units on the basis of one (1) Unit for every one (1) Special Warrant represented hereby. To exercise the conversion rights set forth in this Section 2, the Holder shall surrender to the Corporation this Special Warrant Certificate with the annexed Notice of Conversion Form duly completed and executed, and, upon receipt thereof, the Holder shall be entitled to receive a certificate for the Unit Shares and the Unit Warrants so issuable upon conversion.

3.             Alternate Conversion Right.

(a)

Subject to the provisions of this Section 3, if, at any time during the Special Warrant Exercise Period, the Corporation shall complete a Subsequent Equity Financing, the Holder shall have the right, but not the obligation to, convert all, but not less than all, of the Special Warrants represented hereby into that number of shares of Common Stock and Common Stock Equivalents that the Holder would have been entitled to had the Holder subscribed or otherwise participated in such Subsequent Equity Financing at an aggregate subscription price equal to the product of the total number of Special Warrants represented hereby times the Special Warrant Subscription Price.

(b)

In order to exercise the alternate conversion rights provided by this Section 3 with respect to a particular Subsequent Equity Financing, the Holder shall be required surrender to the Corporation this Special Warrant Certificate with the annexed Notice of Conversion Form duly completed and executed, on or before 5:00PM Pacific Time on the 1 month anniversary of the closing date of such Subsequent Equity Financing. Failure to deliver such documents to the Corporation by the date and time set forth in this Section 3(b) shall result in the alternate conversion rights set forth in this Section 3 ceasing to be available with respect to such Subsequent Financing.

(c)

The Holder expressly agrees that any Common Stock and Common Stock Equivalents received as a result of exercising the alternate conversion rights provided by this Section 3 shall be subject to substantially the same terms and conditions as if the Holder had directly subscribed for or otherwise directly participated in such Subsequent Equity Financing, including any restrictions, covenants, conditions, qualifications, adjustments, agreements or other provisions set out in the transaction documents to such Subsequent Equity Financing (including the terms and conditions of any Common Stock Equivalents issued as a part thereof), and the Holder agrees to execute such additional documents or agreements as may reasonably be required to evidence its agreement thereto. Notwithstanding the generality of the forgoing, any restrictions on transfer or resale required under applicable securities laws as set out in the transaction documents to such Subsequent Equity Financing (including the calculation of any hold periods required under applicable securities laws) shall be determined as such laws apply to the Holder.

IRELAND INC.	4
Special Warrant Certificate

4.             Automatic Conversion Upon Expiration of Special Warrant Exercise Period.

If the Holder has not, previously exercised the conversion rights set forth in Section 2 or Section 3 hereof, then immediately prior to the expiration of the Special Warrant Exercise Period, the Special Warrants represented hereby shall automatically be deemed to be converted into Units on the basis of one (1) Unit for every one (1) Special Warrant represented hereby, without any further act of or consideration from the Holder, and thereafter this Special Warrant Certificate and each of the Special Warrants represented hereby will expire and become null and void. For greater certainty, the Holder shall not be required to surrender this Special Warrant Certificate or provide a Notice of Conversion form for the automatic conversion provisions of this Section 4 to apply. The Corporation will, as soon as practicable after an automatic conversion set forth in this Section 4, cause to be delivered to the Holder, at the address of the Holder set forth above, certificates representing the Unit Shares and Unit Warrants to which the Holder is entitled upon such automatic conversion.

5.             Reservation of Shares.

The Corporation hereby agrees that, at all times during the Special Warrant Exercise Period, there shall be reserved for issuance a sufficient number of shares of Common Stock to enable the Corporation to satisfy its obligations to issue Unit Shares upon a conversion of the Special Warrants represented hereby for Units, and to issue Unit Warrant Shares upon an exercise of Unit Warrants issuable upon such a conversion of the Special Warrants for Units.

6.             Mutilation or Loss of Special Warrant Certificate

Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Special Warrant Certificate, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Special Warrant Certificate, the Corporation will execute and deliver a new Special Warrant Certificate of like tenor and date and any such lost, stolen, destroyed or mutilated Special Warrant Certificate shall thereupon become void.

7.             No Rights as Shareholder

The Holder shall not, by virtue hereof or the Special Warrants represented hereby, be entitled to any rights as a stockholder in the Corporation, including, without limitation, the right to vote at, or receive notice or attend, meetings of the stockholders of the Corporation or to receive dividends or other distributions, either at law or equity, and the rights of the Holder are limited to those expressed in this Special Warrant Certificate and are not enforceable against the Corporation except to the extent set forth herein.

8.             Adjustment for Stock Dividends, Stock Splits, Reclassifications, Mergers, Etc.

The number of Units to which the Holder is entitled upon the conversion of the Special Warrants represented hereby shall be subject to adjustment in the events and in the manner following:

(a)

If and whenever the shares of Common Stock at any time outstanding shall be subdivided into a greater, or consolidated into a lesser, number of shares, the number of Units to which the Holder is entitled upon a conversion of the Special Warrants represented hereby for Units shall be decreased or increased proportionately as the case may be.

(b)

In case of any capital reorganization or of any reclassification of the capital of the Corporation or in case of the consolidation, merger or amalgamation of the Corporation with or into any other company, the Special Warrants represented hereby shall, after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, confer the right to receive:

IRELAND INC.	5
Special Warrant Certificate

(i)

the number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder would have been entitled had such Holder exercised its right to convert the Special Warrants represented hereby for Units immediately prior to such capital reorganization, reclassification of capital, consolidation, merger or amalgamation; and

(ii)

the number of share purchase warrants or other securities or rights conferring the Holder the right to purchase from the Corporation that number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, that the Holder would have been entitled to purchase had such Holder exercised its right to convert the Special Warrants represented hereby for Units immediately prior to such capital reorganization, reclassification of capital, consolidation, merger or amalgamation.

For greater clarity, it is the intention of the Holder and the Corporation that, on such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of the Special Warrants represented hereby so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the conversion of the Special Warrants represented hereby.

(c)

In the event of any dispute as to the adjustments to be made as a result of the provisions of this Section 8, a determination of the board of directors of the Corporation, acting reasonably and in good faith, as to the appropriate adjustments to be made with respect thereto shall be deemed final and binding on the Corporation and the Holder.

(d)	The adjustments provided for in this Section 8 are cumulative.

9.	Securities Matters.

(a)

The Special Warrants represented hereby and the Units or other securities issuable upon the conversion of such Special Warrants have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and have been issued to the Holder for investment purposes and not with a view to the distribution of such Special Warrants, Units or other securities. Each certificate for the Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby shall contain a legend on the face thereof, in form and substance satisfactory to legal counsel for the Corporation, setting forth the restrictions on transfer contained in this Section or such other legends as the Corporation’s legal counsel may deem advisable for the purposes of complying with applicable law. The Holder understands that the Special Warrants represented hereby and the Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby constitute “restricted securities” under the Securities Act and acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resale of such securities. By acceptance of this certificate, the Holder acknowledges and agrees that:

(i)

The Holder is acquiring such securities for its own account for investment, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(ii)

The Holder does not intend any sale of such securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non- occurrence of any predetermined event or circumstance;

IRELAND INC.	6
Special Warrant Certificate

(iii)	The Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of such securities;

(iv)	The Holder is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of such securities;

(v)	Such securities were offered to the Holder in direct communication between the Holder and the Corporation and not through any advertisement of any kind; and

(vi)	The Holder has the financial means to bear the economic risk of the investment which it hereby agrees to make.

(b)

All certificates representing Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(c)

The Holder will comply with all other applicable securities legislation in addition to the Securities Act to which the Holder is subject in selling or transferring any Unit Shares, Unit Warrants, Unit Warrant Shares or other securities issued or issuable upon conversion of the Special Warrants represented hereby and the Corporation may refuse to register any sale or transfer not in compliance with such other securities legislation.

(d)

Notwithstanding any other provision of this Special Warrant Certificate, the conversion rights set out herein, and the rights of the Holder to any Units, Unit Shares, Unit Warrants, Unit Warrant Shares or other securities are expressly made subject to compliance with all applicable securities laws. No securities will be issued pursuant to the provisions hereof or any Special Warrant represented hereby if the issuance of such securities would constitute a violation of applicable securities laws.

10.          Special Warrants to Rank Pari Pasu.

The Special Warrants represented hereby shall rank pari passu with all other Special Warrants of the same series issued by the Corporation on the Original Issue Date.

11.          Amendments to Special Warrants.

Any term or condition of the Special Warrants represented hereby may be amended or waived by written consent or agreement executed by the Corporation and the registered holders of more than 50% of the then outstanding Special Warrants.

IRELAND INC.	7
Special Warrant Certificate

12.          Payment of Taxes.

The Corporation shall not be required to pay any tax or other charge imposed in connection with the conversion of the Special Warrants represented hereby or a permissible transfer involved in the issuance of any certificate for any securities issuable upon conversion of the Special Warrants represented hereby in the name other than that of the Holder, and in any such case, the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Corporation’s satisfaction that no such tax or other charge is due.

13.          Notices

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) by personal delivery or telecopy, or (ii) one business day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

CORPORATION:	IRELAND INC.
Attention: Douglas D.G. Birnie,
Chief Executive Officer, President & Secretary
2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV 89052

Tel: (702) 932-0353

with a copy to:	NORTHWEST LAW GROUP
Attention: Christian I. Cu
#704, 595 Howe Street
P.O. Box 35
Vancouver, BC V6C 2T5

Fax: (604) 687-6650

HOLDER:	At the address set forth above.

14.          Governing Law

The provisions of this Special Warrant Certificate and the Special Warrants represented hereby shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be made and performed entirely within the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered by its duly authorized officer.

IRELAND INC.
by its authorized signatory:

Douglas D.G. Birnie
Chief Executive Officer, President and Secretary

NOTICE OF CONVERSION FORM

TO:	IRELAND INC.
A Nevada corporation (the “Corporation”)

Dear Sirs:

The undersigned (the “Subscriber”) hereby exercises the right to convert those Special Warrants represented by Special Warrant Certificate No. _________________________ (the “Special Warrant Certificate”), which Special Warrant Certificate is surrendered herewith, according to the terms and conditions set out in such Special Warrant Certificate:

(check one and only one of the following)

1.	[ ]

Pursuant to the provisions of Section 2 of the Special Warrant Certificate, entitling the Subscriber to receive one (1) Unit for every one (1) Special Warrant represented by the Special Warrant Certificate; or

2.	[ ]

Pursuant to the provisions of Section 3 of the Special Warrant Certificate, entitling the Subscriber to receive that number of shares of Common Stock and Common Stock Equivalents that the Holder would have been entitled to had the Subscriber participated in the following Subsequent Equity Financing at an aggregate subscription price equal to the product of the total number of Special Warrants represented by the Special Warrant Certificate times $0.20. (Note: Conversion rights under Section 3 are available only if exercised within one (1) month after such Subsequent Equity Financing has closed.)

Description of Subsequent Equity Financing:

Certificates for the securities to be issued to the Subscriber are to be issued as follows:

NAME:
(Please Print)

ADDRESS:

The Subscriber represents and warrants to the Corporation that:

(a)	The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 (the “Securities Act”)

(b)	The Subscriber has not offered or sold any of the securities issuable upon conversion of the Special Warrants within the meaning of the Securities Act;

(c)

The Subscriber is acquiring the securities issuable upon conversion of the Special Warrants for its own account for investment purposes, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(d)

The Subscriber does not intend any sale of securities issuable upon conversion of the Special Warrants either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(e)

The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the securities issuable upon conversion of the Special Warrants;

(f)	The Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the securities issuable upon conversion of the Special Warrants;

(g)

The securities issuable upon conversion of the Special Warrants were offered to the Subscriber in direct communication between the Subscriber and the Corporation and not through any advertisement of any kind;

(h)	The Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(i)	This subscription form will also confirm the Subscriber’s agreement as follows:

(i)

the securities issuable upon conversion of the Special Warrants have not been registered under the Securities Act or applicable state “Blue Sky” laws and, therefore, such securities may not be resold, transferred or hypothecated except pursuant to an effective registration statement under the Securities Act and any applicable state “Blue Sky” laws, or an opinion of counsel satisfactory to the Corporation to the effect that such registration is not necessary. The Corporation will refuse to register any sale or transfer of the securities issuable upon conversion of the Special Warrants not made in compliance with the Securities Act or any other applicable securities laws.

(ii)

Only the Corporation can take action to register the securities issuable upon conversion of the Special Warrants under the Securities Act or applicable state securities law or to comply with the requirements for an exemption under the Securities Act or applicable state securities law.

(iii)

The certificates representing securities issuable upon conversion of the Special Warrants will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the lawyers for the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Please deliver a special warrant certificate in respect of the securities referred to in the special warrant certificate surrendered herewith but not presently subscribed for, to the Subscriber.

DATED this ___________day of _______________________, _______.

Signature of Subscriber:

Name of Subscriber:

Address of Subscriber:

SCHEDULE C

Form of Unit Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT MAY ONLY BE EXERCISED BY A PERSON WHO QUALIFIES AS AN “ACCREDITED INVESTOR” PURSUANT TO RULE 501 OF REGULATION D OF THE SECURITIES ACT.

IRELAND INC.
A NEVADA CORPORATION

COMMON STOCK PURCHASE
WARRANT CERTIFICATE NUMBER {NUMBER}

«IssueDate»

1.             Issuance

THIS IS TO CERTIFY THAT, for value received, {WARRANTHOLDER NAME} of {Street, City, State, Zip} (the “Holder”), shall have the right to purchase from IRELAND INC., a Nevada corporation (the “Corporation”), {No. of Units} (No. of Units) fully paid and non-assessable shares of the Corporation’s common stock (the “Common Stock”), subject to further adjustment as set forth in Section 6 hereof, at any time until 5:00 P.M., Pacific time, on the 28th day of February, 2020 (the “Expiration Date”) at an exercise price of $0.40 per share (the "Exercise Price"). For purposes hereof, “Warrant Shares” means the number of shares of Common Stock purchasable hereunder from time to time and at any time.

2.             Exercise of Warrants

This Warrant is exercisable in whole or in partial allotments of no less than 1,000 shares at the Exercise Price per share payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the Warrant Shares purchased, the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of any fractional share, the Corporation shall round up or down the fractional amount to the nearest whole number.

3.             Reservation of Shares

The Corporation hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance upon exercise of this Warrant.

4.             Mutilation or Loss of Warrant

Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

IRELAND INC.	2
Common Stock Purchase
Warrant Certificate

5.             Rights of the Holder

The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Corporation, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Corporation except to the extent set forth herein.

6.             Adjustment for Stock Dividends, Stock Splits, Reclassifications, Mergers, Etc.

The Exercise Price and the number of shares which can be purchased by the Holder upon the exercise of this Warrant shall be subject to adjustment in the events and in the manner following:

(1)

If and whenever the shares at any time outstanding shall be, subdivided into a greater or consolidated into a lesser, number of shares, the Exercise Price shall be decreased or increased proportionately as the case may be; and upon any such subdivision or consolidation, the number of shares which can be purchased upon the exercise of this warrant certificate shall be increased or decreased proportionately as the case may be.

(2)

In case of any capital reorganization or of any reclassification of the capital of the Corporation or in case of the consolidation, merger or amalgamation of the Corporation with or into any other company, this Warrant shall after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation confer the right to purchase the number of shares or other securities of the Corporation or of the Corporation resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of this Warrant would have been entitled. On such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of this Warrant so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of this Warrant.

(3)

The rights of the Holder evidenced hereby are to purchase shares prior to or on the date set out on the face of this Warrant. If there shall, prior to the exercise of any of the rights evidenced hereby, be any reorganization of the authorized capital of the Corporation by way of consolidation, merger, subdivision, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of shares which may be purchased pursuant hereto or the price at which such shares may be purchased so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Corporation shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

(4)	The adjustments provided for herein in the subscription rights represented by this Warrant are cumulative.

7.             Securities Matters

This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and have been issued to the Holder for investment purposes and not with a view to the distribution of either the Warrant or the Warrant Shares. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Corporation, setting forth the restrictions on transfer contained in this Section. The Holder understands that this Warrant and the Warrant Shares constitute “restricted securities” under federal securities laws and acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resale of this

IRELAND INC.	3
Common Stock Purchase
Warrant Certificate

Warrant and/or the Warrant Shares. By acceptance of this certificate, the Holder acknowledges and agrees that:

(1)

The Holder is acquiring this Warrant and the Warrant Shares for its own account for investment, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(2)

The Holder does not intend any sale of this Warrant or the Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non- occurrence of any predetermined event or circumstance;

(3)

The Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of this Warrant or the Warrant Shares;

(4)	The Holder is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of this Warrant or the Warrant Shares;

(5)	This Warrant and the Warrant Shares were offered to the Holder in direct communication between the Holder and the Corporation and not through any advertisement of any kind; and

(6)	The Holder has the financial means to bear the economic risk of the investment which it hereby agrees to make.

All certificates representing the Warrant Shares will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

In addition, the Holder will comply with all other applicable securities legislation in addition to the Securities Act to which the Holder is subject in selling or transferring any Warrants or Warrant Shares and the Corporation may refuse to register any sale or transfer not in compliance with such other securities legislation.

THIS WARRANT MAY ONLY BE EXERCISED BY A PERSON WHO QUALIFIES AS AN “ACCREDITED INVESTOR” PURSUANT TO RULE 501 OF REGULATION D OF THE SECURITIES ACT.

9.             Payment of Taxes

The Corporation shall not be required to pay any tax or other charge imposed in connection with the exercise of this Warrant or a permissible transfer involved in the issuance of any certificate for shares issuable under this Warrant in the name other than that of the Holder, and in any such case, the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Corporation’s satisfaction that no such tax or other charge is due.

IRELAND INC.	4
Common Stock Purchase
Warrant Certificate

10.          Notices

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon, (a) by personal delivery or telecopy, or (ii) one business day after deposit with a nationally recognized overnight delivery service such as Federal Express, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by written notice to each of the other parties hereto.

CORPORATION:	IRELAND INC.
Attention: Douglas D.G. Birnie,
Chief Executive Officer, President & Secretary
2360 West Horizon Ridge Parkway, Suite 100
Henderson, NV 89052

Tel: (702) 932-0353

with a copy to:	NORTHWEST LAW GROUP
Attention: Christian I. Cu
#704, 595 Howe Street
P.O. Box 35
Vancouver, BC V6C 2T5

Fax: (604) 687-6650

HOLDER:	At the address set forth above.

11.          Governing Law

This Warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts to be made and performed entirely within the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered by its duly authorized officer.

IRELAND INC.
by its authorized signatory:

Douglas D.G. Birnie
Chief Executive Officer, President and Secretary

NOTICE OF EXERCISE FORM

TO:	IRELAND INC.
A Nevada corporation (the “Corporation”)

Dear Sirs:

The undersigned (the “Subscriber”) hereby exercises the right to purchase and hereby subscribes for

_________________________________________
(Insert No. of Shares)

shares (the “Warrant Shares”) of the common stock, par value $0.001 per share (the “Common Stock”) of IRELAND INC. referred to in the Common Stock Purchase Warrant Certificate «Warrant_Cert_No» surrendered herewith according to the terms and conditions thereof and herewith makes payment by cash, certified check or bank draft of the purchase price in full for the Warrant Shares in accordance with the Warrant.

Please issue a certificate for the shares being purchased as follows in the name of the Subscriber:

NAME:
(Please Print)

ADDRESS:

The Subscriber represents and warrants to the Corporation that:

(a)	The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 (the “Securities Act”)

(b)	The Subscriber has not offered or sold the Warrant Shares within the meaning of the Securities Act;

(c)

The Subscriber is acquiring the Warrant Shares for its own account for investment purposes, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(d)

The Subscriber does not intend any sale of the Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(e)

The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Warrant Shares;

(f)	The Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Warrant Shares;

(g)	The Warrant Shares were offered to the Subscriber in direct communication between the Subscriber and the Corporation and not through any advertisement of any kind;

(h)	The Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(i)	This subscription form will also confirm the Subscriber’s agreement as follows:

(i)

the Warrant Shares have not been registered under the Securities Act or applicable state “Blue Sky” laws and, therefore, the Warrant Shares may not be resold, transferred or hypothecated except pursuant to an effective registration statement under the Securities Act and any applicable state “Blue Sky” laws, or an opinion of counsel satisfactory to the Corporation to the effect that such registration is not necessary. The Corporation will refuse to register any sale or transfer of the Warrant Shares not made in compliance with the Securities Act or any other applicable securities laws.

(ii)

Only the Corporation can take action to register the Warrant Shares under the Securities Act or applicable state securities law or to comply with the requirements for an exemption under the Securities Act or applicable state securities law.

(iii)

The certificates representing the Warrant Shares will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the lawyers for the Corporation to ensure compliance with the Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the Subscriber.

DATED this _________day of _________________________________, _______.

Signature of Subscriber:

Name of Subscriber:

Address of Subscriber: